UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	February 26, 2008

FIRST EQUITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-11777	95-6799846

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas		75234

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (c)     On February 26, 2008, the Board of Directors of First Equity Properties, Inc. (“FEPI” or the “Company”) appointed R. Neil Crouch II, age 55, Vice President and Treasurer of the Company, and selected Mr. Crouch as the Chief Financial Officer and Principal Accounting Officer of the Company. Mr. Crouch was also designated as the acting Principal Executive Officer. Mr. Crouch is Chairman of the Board (since February 23, 2007) and a Director (since August 2006) of Income Opportunity Realty Investors, Inc. which has its securities listed on the American Stock Exchange LLC. Mr. Crouch is also President of Eurenergy Resources, Inc., a Nevada corporation engaged in the exploration and development of oil, gas and mineral interests since January 2005; Mr. Crouch was Executive Vice President and Chief Financial Officer of Income Opportunity Realty Investors, Inc. from September 17, 2004 to December 16, 2005; he was Corporate Controller (from September 2002 to September 15, 2004) of Apptricity Corporation, a small Dallas, Texas based software development company; prior thereto (from January 1999 to September 2002) he was Corporate Controller of Attenza, Inc., a Dallas, Texas web-based computer self-help company. Mr. Crouch has been a certified public accountant since 1981.
     (d)     On February 26, 2008, the sole remaining member of the Board of Directors elected R. Neil Crouch II as a director to fill a vacancy on the Board of Directors. See Subpart (c) above for a description of Mr. Crouch’s current and past employment and positions with other publicly held entities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 26, 2008	FIRST EQUITY PROPERTIES, INC.
	By:	/s/ Louis J. Corna
Louis J. Corna, Vice President and Secretary